EXHIBIT 99.1
Industrial Enterprises of America Applies for Listing on the NASDAQ
Monday June 26, 9:23 am ET

NEW YORK, June 26, 2006 (PRIMEZONE) -- Industrial Enterprises of America, Inc. (OTC BB:IEAM.OB - News) today announced that the Company has filed an application to become listed on the NASDAQ Capital Market. During the application review process, Industrial Enterprises of America's stock will continue to trade on the Over the Counter Bulletin Board pending NASDAQ's approval.

In May of this year, management approved a one-for-ten reverse stock split to increase the Company's visibility within the financial markets and position the Company's stock to fulfill requirements necessary to trade on the NASDAQ exchange.

``Becoming listed on the NASDAQ is the next logical step for our company which is experiencing rapid growth. The consolidation of our sales forces is on track and we are well on our way to establishing ourselves as a large player in the U.S. automotive aftermarket,'' stated John Mazzuto, Chief Executive Officer of Industrial Enterprises of America.

``Additionally, the Company has recently received a large contract for packaging which will increase Pitt Penn's current unit output by 20%. This order, when combined with the organic growth already being experienced of over 25%, will further utilize current excess capacity at the plant and have a substantial positive impact on profit margins,'' continued Mazzuto.

Industrial Enterprises of America, Inc. is an automotive aftermarket supplier that specializes in the sale of anti-freeze, auto fluids, and other automotive additives & chemicals. The company has distinct proprietary brands that collectively serve the retail, professional, and discount automotive aftermarket channels.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words ``believes,'' ``expects,'' ``given,'' ``targets,'' ``intends,'' ``anticipates,'' ``plans,'' ``projects'', ``forecasts'' or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of EMC Packaging's and Unifide Industries' products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iii) the ultimate consequences of Hurricane Katrina on the supply and/or distribution chain; (iv) the consequent results of operations given the aforementioned factors; and (v) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as an additional merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2003 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
ZA Consulting
For Industrial Enterprises of America, Inc.
Investors & Public Relations:
David Zazoff
212-505-5976
PressReleases@Za-Consulting.net